EXHIBIT 32.1

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. Section 1350, that:

(1)           The accompanying Golden Oval Eggs, LLC Quarterly Report on Form 10-Q for the period ended May 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:       July 2, 2008

/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

/s/ Thomas A. Powell
Thomas A. Powell
Chief Financial Officer